Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Corporate Relations
(216) 447-9000
CBIZ ISSUES STATEMENT REGARDING SUBPOENA
Cleveland, Ohio (October 21, 2005)—CBIZ, Inc. (NASDAQ: CBIZ) today announced that its CBIZ Benefits & Insurance Services, Inc. subsidiary has received a subpoena from the Office of the Attorney General for the State of New York requesting information regarding the issue of broker compensation. The Company has not been named or referenced in any lawsuits stemming from any investigation, and intends to comply with the subpoena and to cooperate fully. CBIZ believes that its compensation arrangements are appropriate and in compliance with all existing insurance industry laws and regulations.
CBIZ is a provider of professional business services to companies throughout the United States. As the largest benefits specialist, one of the top accounting, valuation and medical practice management companies in the United States, CBIZ provides integrated services in the following areas: accounting and tax; employee benefits; wealth management; property and casualty insurance; payroll; IS consulting; and HR consulting. CBIZ also provides internal audit; Sarbanes-Oxley section 404 compliance; valuation; litigation advisory; government relations; commercial real estate advisory; wholesale life and group insurance; healthcare consulting; medical practice management; and capital advisory services. These services are provided throughout a network of more than 140 Company offices in 34 states and the District of Columbia.
For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.